EXHIBIT 5.1


                      REBOUL, MACMURRAY, HEWITT, MAYNARD &
              KRISTOL 45 Rockefeller Plaza New York, New York 10111

                                  September  , 2000

Lexent Inc.
Three New York Plaza
New York, New York 10004

Ladies and Gentlemen:

          We have acted as counsel to Lexent Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing on or about the date hereof of a Registration Statement of the Company on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 8,700,000 shares of common stock of the Company to be issued under the Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan"), and a Reoffer Propectus included as a part of the Registration Statement relating to the resale of restricted and control securities previously issued under the Plan.

          In that connection, we have participated in the preparation of the Registration Statement and have reviewed certain corporate proceedings. In addition, we have examined originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed necessary to form a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock to be registered for sale or resale by the Company under the Registration Statement have been duly authorized and, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency or quoted, cited or otherwise referred to without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,
                                        REBOUL, MACMURRAY, HEWITT
                                        MAYNARD & KRISTOL